                                AMENDMENT NO. 14
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This amendment dated as of December 21, 2006, amends the Master Investment Advisory Agreement (the "Agreement"), dated May 1, 2000, between AIM Variable Insurance Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to remove AIM V.I. Diversified Dividend Fund, AIM V.I. Global Equity Fund and AIM V.I. International Core Equity Fund; and

     NOW, THEREFORE, the parties agree as follows:

     1. Appendix A and Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                         EFFECTIVE DATE OF
NAME OF FUND                            ADVISORY AGREEMENT
------------                            ------------------
AIM V.I. Basic Balanced Fund            May 1, 2000
AIM V.I. Basic Value Fund               September 10, 2001
AIM V.I. Capital Appreciation Fund      May 1, 2000
AIM V.I. Capital Development Fund       May 1, 2000
AIM V.I. Core Equity Fund               May 1, 2000
AIM V.I. Diversified Income Fund        May 1, 2000
AIM V.I. Dynamics Fund                  April 30, 2004
AIM V.I. Financial Services Fund        April 30, 2004
AIM V.I. Global Health Care Fund        April 30, 2004
AIM V.I. Global Real Estate Fund        April 30, 2004
AIM V.I. Government Securities Fund     May 1, 2000
AIM V.I. High Yield Fund                May 1, 2000
AIM V.I. International Growth Fund      May 1, 2000
AIM V.I. Large Cap Growth Fund          September 1, 2003
AIM V.I. Leisure Fund                   April 30, 2004
AIM V.I. Mid Cap Core Equity Fund       September 10, 2001
AIM V.I. Money Market Fund              May 1, 2000
AIM V.I. Small Cap Equity Fund          September 1, 2003
AIM V.I. Small Cap Growth Fund          April 30, 2004
AIM V.I. Technology Fund                April 30, 2004
AIM V.I. Utilities Fund                 April 30, 2004

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM V.I. BASIC BALANCED FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $150 million............       0.75%
Over $150 million.............       0.50%

                            AIM V.I. BASIC VALUE FUND
                        AIM V.I. MID CAP CORE EQUITY FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $500 million............      0.725%
Next $500 million.............      0.700%
Next $500 million.............      0.675%
Over $1.5 billion.............       0.65%

                        AIM V.I. CAPITAL DEVELOPMENT FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $350 million............       0.75%
Over $350 million.............      0.625%

                       AIM V.I. CAPITAL APPRECIATION FUND
                            AIM V.I. CORE EQUITY FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $250 million............      0.65%
Over $250 million.............      0.60%

                             AIM V.I. DYNAMICS FUND
                        AIM V.I. FINANCIAL SERVICES FUND
                        AIM V.I. GLOBAL HEALTH CARE FUND
                              AIM V.I. LEISURE FUND
                         AIM V.I. SMALL CAP GROWTH FUND
                            AIM V.I. TECHNOLOGY FUND

                                 ANNUAL RATE
                                 -----------
All Assets....................      0.75%

                        AIM V.I. DIVERSIFIED INCOME FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $250 million............      0.60%
Over $250 million.............      0.55%

                        AIM V.I. GLOBAL REAL ESTATE FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
All Assets....................      0.90%

                       AIM V.I. GOVERNMENT SECURITIES FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $250 million............      0.50%
Over $250 million.............      0.45%

                            AIM V.I. HIGH YIELD FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $200 million............      0.625%
Next $300 million.............       0.55%
Next $500 million.............       0.50%
Over $1 billion...............       0.45%

                       AIM V.I. INTERNATIONAL GROWTH FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $250 million............      0.75%
Over $250 million.............      0.70%

                         AIM V.I. LARGE CAP GROWTH FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $350 million............       0.75%
Over $350 million.............      0.625%

                           AIM V.I. MONEY MARKET FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
First $250 million............      0.40%
Over $250 million.............      0.35%

                         AIM V.I. SMALL CAP EQUITY FUND

NET ASSETS                       ANNUAL RATE
----------                       -----------
All Assets....................      0.85%

                             AIM V.I. UTILITIES FUND

                                 ANNUAL RATE
                                 -----------
All Assets....................      0.60%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Date: December 21, 2006

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Stephen R. Rimes            By: /s/ Philip A. Taylor
        -----------------------------       ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)


                                        A I M ADVISORS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ Philip A. Taylor
        -----------------------------       ------------------------------------
        Assistant Secretary                 Philip A. Taylor
                                            President

(SEAL)